UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2026

VSE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-03676	54-0649263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3361 Enterprise Way
Miramar, Florida	33025
(Address of principal executive offices)	(Zip Code)

(954) 430-6600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.05 per share	VSEC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 2, 2026, VSE Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Jefferies LLC and RBC Capital Markets, LLC, acting as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell (the “Offering”) 8,000,000 tangible equity units (the “Firm Units”) of the Company, at the stated amount of $50.00 per Unit (as defined below). The Company also granted the Underwriters a 30-day option to purchase up to an additional 1,200,000 tangible equity units offered in the Offering on the same terms and conditions (the “Optional Units” and, together with the Firm Units, the “Units”). On February 3, 2026, the Underwriters informed the Company of their exercise in full of the option to purchase the Optional Units. The Offering closed on February 5, 2026.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. Pursuant to the Underwriting Agreement, the Company’s executive officers and directors entered into lock-up agreements in substantially the form included as an exhibit to the Underwriting Agreement, providing for a 60-day “lock-up” period with respect to sales of certain securities of the Company, subject to certain exceptions.

Units

On February 5, 2026, the Company issued 9,200,000 of the Units and the Purchase Contracts (as defined below) under a purchase contract agreement (the “Purchase Contract Agreement”), dated as of February 5, 2026, between the Company and U.S. Bank Trust Company, National Association, as purchase contract agent, as attorney-in-fact for holders of Purchase Contracts and as trustee under the indenture referred to below. The Company issued the Amortizing Notes (as defined below) under an indenture dated as of February 5, 2026 (the “Base Indenture”), as supplemented by a supplemental indenture, dated as of February 5, 2026 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), each between the Company and U.S. Bank Trust Company, National Association, as trustee.

Each Unit issued is comprised of (i) a prepaid stock purchase contract issued by the Company (each, a “Purchase Contract”) pursuant to which the Company will deliver to the holder, on February 1, 2029 (subject to postponement in certain limited circumstances, the “Mandatory Settlement Date”), unless earlier settled, a number of shares of Company’s common stock, par value $0.05 per share (the “Common Stock”), per Purchase Contract equal to the settlement rate described below, and (ii) an amortizing note issued by the Company (each, an “Amortizing Note”) with an initial principal amount of $7.8225 that pays quarterly installments of $0.7188 per Amortizing Note (except for the May 1, 2026 installment payment, which will be $0.6868 per Amortizing Note), which cash payment in the aggregate will be equivalent to 5.750% per year with respect to the $50.00 stated amount per Unit.

Purchase Contracts

For each Purchase Contract the Company will deliver to holders on the mandatory settlement date, a number of shares of the Company’s Common Stock. Other than for any early settlement of Purchase Contracts in connection with a fundamental change, the number of shares of Common Stock issuable upon settlement of each Purchase Contract (the “settlement rate”) will be determined as follows:

•

if the applicable market value is greater than or equal to the threshold appreciation price, holders will receive 0.2171 shares of Common Stock for each Purchase Contract (the “minimum settlement rate”);

•

if the applicable market value is greater than the reference price but less than the threshold appreciation price, holders will receive a number of shares of Common Stock for each Purchase Contract equal to the Unit stated amount of $50.00, divided by the applicable market value; and

•	if the applicable market value is less than or equal to the reference price, holders will receive 0.2660 shares of Common Stock for each Purchase Contract (the “maximum settlement rate”).

The “applicable market value” means the arithmetic average of the daily VWAPs (as defined in the Purchase Contract Agreement) of Common Stock on each of the trading days during the relevant market value averaging period.

The “market value averaging period” means (i) in the case of mandatory settlement on the mandatory settlement date, the 20 consecutive trading days beginning on, and including, the 21st scheduled trading day immediately preceding February 1, 2029 and (ii) in the case of any early settlement (other than in connection with a fundamental change), the 20 consecutive trading days beginning on, and including, the 21st trading day immediately preceding the relevant early settlement date.

The “reference price” is equal to $50.00 divided by the maximum settlement rate (rounded to the nearest $0.0001) and is approximately equal to $188.00, which is initially approximately equal to the public offering price per share in the Company’s previously announced offering of its shares of Common Stock which closed on February 4, 2025 (the “Common Stock Offering”).

Until the second scheduled trading day immediately preceding February 1, 2029, a holder of Purchase Contracts may settle any or all of its Purchase Contracts early only under the following circumstances:

•

on or after May 1, 2026, on the second trading day immediately following the last trading day of any 20 consecutive trading day period during which the closing price of Common Stock has been greater than or equal to 110% of the “threshold appreciation price” (as defined herein) then in effect on each trading day in such 20 consecutive trading day period;

•

on or after May 1, 2026, during the five business day period after any ten consecutive trading day period (the “measurement period”) in which (x) the trading price per Unit for each trading day of the measurement period was less than 97% of the product of the closing price of Common Stock and the maximum settlement rate on each such trading day and (y) the closing price of Common Stock on each trading day of the measurement period was less than 70% of the “reference price” on each such trading day; or

•	upon the occurrence of specified corporate events.

In addition, if a fundamental change occurs prior to the maturity date, under some circumstances, the Company will increase the settlement rate for Purchase Contracts settled in connection with the fundamental change.

Upon early settlement at the holder’s election of a purchase contract component of a Unit, the Amortizing Note underlying such Unit will remain outstanding and beneficially owned by or registered in the name of, as the case may be, the holder who elected to settle the related Purchase Contract early.

Amortizing Notes

Each Amortizing Note will have an initial principal amount of $7.8225. On each February 1, May 1, August 1 and November 1, commencing on May 1, 2026, the Company will pay cash installments of $0.7188 on each Amortizing Note (except for the May 1, 2026 installment payment, which will be $0.6868 per Amortizing Note). Each installment will constitute a payment of interest (at a rate of 5.930% per annum) and a partial repayment of principal on the Amortizing Note. Installments will be paid to the person in whose name an Amortizing Note is registered as of 5:00 p.m., New York City time, on the business day immediately preceding the related installment payment date (each, a “regular record date”), subject to provisions allowing the establishment of a new record date in respect of any defaulted interest. If the Amortizing Notes do not remain in book-entry only form, then the Company will have the right to elect that each regular record date will be each January 15, April 15, September 15 and October 15 immediately preceding the relevant installment payment date by giving advance written notice to the trustee and the holders.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the Amortizing Notes then outstanding may declare the unpaid principal of the Amortizing Notes, and any accrued and unpaid interest thereon immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization relating to the Company, the principal amount of the Amortizing Notes together with any accrued and unpaid interest thereon will automatically become due and payable.

General

The net proceeds from the Offering were approximately $446.2 million, after deducting underwriting discounts and commissions and before estimated offering expenses. The Company intends to use net proceeds from the Offering and the Common Stock Offering to fund a portion of the cash consideration for its previously announced acquisition of PAG HoldCo, which is the parent company of PAG Holding Corp. (d/b/a Precision Aviation Group), a portfolio company of GenNx360 Capital Partners (the “PAG Acquisition”). Pending the application of the net proceeds as described above, the Company may use the net proceeds from the Offering for general corporate purposes, including to invest in liquid assets that may include, but would not be limited to, short-term obligations, money market funds and guaranteed obligations of the U.S. government or to repay outstanding borrowings under the Company’s revolving loan facility. If for any reason the PAG Acquisition is not consummated, the Company intends to use the net proceeds from the Offering and the concurrent Common Stock offering, for general corporate purposes, which may include repayment of outstanding indebtedness.

If the closing of the PAG Acquisition has not occurred on or prior to October 29, 2026, the Company may elect to redeem all, but not less than all, of the outstanding Purchase Contracts on the terms described in the Purchase Contract Agreement, by delivering notice during the five business day period immediately following October 29, 2026. If the purchase agreement controlling the PAG Acquisition is terminated prior to October 29, 2026, the Company may elect to redeem all, but not less than all, of the outstanding Purchase Contracts by delivering notice on or prior to the 40th scheduled trading day immediately preceding October 29, 2026 or during the five business day period immediately following October 29, 2026 (in each case, a “merger termination redemption”). If the merger termination redemption stock price is equal to or less than the reference price, the redemption amount will be an amount of cash as described in the Purchase Contract Agreement. Otherwise, the redemption amount will be a number of shares of Common Stock equal to the merger termination redemption rate, calculated in accordance with the terms of the Purchase Contracts; provided, however, that the Company may elect to pay cash in lieu of delivering any or all of such shares in an amount equal to such number of shares multiplied by the merger termination redemption market value thereof. The “merger termination redemption market value” means the arithmetic average of the daily volume weighted average prices of the Company’s Common Stock for the 20 consecutive trading days beginning on, and including, the 21st scheduled trading day immediately preceding the scheduled merger termination redemption settlement date. In the event of a merger termination redemption, holders will have the right to require us to repurchase any or all of holders’ Amortizing Notes as described in the Purchase Contracts.

The Offering was made pursuant to the Company’s automatically effective registration statement on Form S-3 (Registration No. 333-281222), which was previously filed with the Securities and Exchange Commission on August 2, 2024, a base prospectus dated August 2, 2024 and a prospectus supplement dated February 2, 2026.

The foregoing descriptions of the Units, the Purchase Contracts and the Amortizing Notes are summaries and are not meant to be complete descriptions of the Units, the Purchase Contracts and the Amortizing Notes. Each summary is qualified in its entirety by the Purchase Contract Agreement (including the forms of Unit and Purchase Contract), the Base Indenture and the Supplemental Indenture (including the form of Amortizing Note), as applicable, which are filed as Exhibits 4.1, 4.2, and 4.3, respectively, to this Current Report and are incorporated herein by reference as though each were fully set forth herein.

The Nasdaq Global Select Market has approved the Company’s application to list the Units under the symbol “VSECU,” and the Company expects trading on The Nasdaq Stock Market LLC to begin on February 5, 2026.

A copy of the opinion of Jones Day relating to the validity of the Units issued in the Offering is filed herewith as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

1.1	Underwriting Agreement, dated February 2, 2026 between the Company, Jefferies LLC and RBC Capital Markets, LLC

4.1	Purchase Contract Agreement, dated February 5, 2026, between the Company and U.S. Bank Trust Company, National Association

4.2	Indenture, dated February 5, 2026, between the Company and U.S. Bank Trust Company, National Association

4.3	First Supplemental Indenture, dated February 5, 2026, between the Company and U.S. Bank Trust Company, National Association

5.1	Opinion of Jones Day

23.1	Consent of Jones Day (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VSE CORPORATION
(Registrant)

Date: February 5, 2026	By:	/s/ Tobi Lebowitz
Tobi Lebowitz
Chief Legal Officer and Corporate Secretary